UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1875 Explorer Street, Suite 1000
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by NII Holdings, Inc. on October 28, 2010 (the “October 28 Current Report”). The October 28 Current Report included as an exhibit a press release that reported certain operating and financial results for the quarter ended September 30, 2010 (the “October 28 Press Release”). The October 28 Press Release included our consolidated balance sheet and statements of operations as of and for the nine and three month periods ended September 30, 2010 as well as certain operating results and metrics for our operating segments. Subsequent to the filing of the October 28 Current Report, and during the course of our internal review process in connection with the preparation of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “September 30 Form 10-Q”), we identified certain errors in our calculation of a revenue-based tax credit related to our Brazilian operating segment that was reflected in the third quarter financial results reported in the October 28 Press Release. After additional review and analysis, we determined that at this time we do not have the documentation required to support the recognition of the revenue-based tax credit and have eliminated the impact of that tax credit in the financial statements and related disclosures included in our September 30 Form 10-Q. The amount and impact of the revenue-based tax credit relating to our Brazilian operating segment, if any, are expected to be reflected in our financial statements in future periods.
     The revenue-based tax credit was valued at $27.6 million in the October 28 Press Release and the decision to eliminate its impact resulted in a $27.6 million reduction, compared to the amounts reflected in the October 28 Press Release, in each of Nextel Brazil’s segment earnings and our consolidated operating income before depreciation and amortization and our consolidated income before income tax provision. It also resulted in a $17.8 million reduction, compared to the amounts reflected in the October 28 Press Release, in our consolidated net income for the quarter ended September 30, 2010 (representing a reduction of $0.11 and $0.10 per diluted and basic share for the three and nine months, respectively, ended September 30, 2010).
     The results reported in our September 30 Form 10-Q reflect these adjustments. Adjusted earnings release financial statements are furnished in Exhibit 99.1 to this report and are incorporated by reference into this Item 2.02.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Adjusted Earnings Release Financial Statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
Date: November 9, 2010	By:	/s/ Teresa S. Gendron
Teresa S. Gendron
Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Adjusted Earnings Release Financial Statements.